                                                                     Exhibit 1.1

                        [Form of Underwriting Agreement]
                                    ____ SHARES

                              CELANESE CORPORATION

                SERIES A COMMON STOCK, PAR VALUE $.0001 PER SHARE

                             UNDERWRITING AGREEMENT

        _____ , 2005

                                   __________  , 2005

[Name & Address of Underwriter]

Dear Sirs and Mesdames:

     Blackstone Capital Partners (Cayman) Ltd. 1 ("BCP 1"), Blackstone Capital
Partners (Cayman) Ltd. 2 ("BCP 2"), Blackstone Capital Partners (Cayman) Ltd. 3
("BCP 3" and together with BCP 1 and BCP 2, the "BCP SELLING STOCKHOLDERS") and
BA Capital Investors Sidecar Fund, L.P. ("BACI" and together with BCP 1, BCP 2 and BCP 3, the "SELLING STOCKHOLDERS") propose to sell to the several
Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of ___
shares (the "FIRM SHARES") of the Series A Common Stock, par value $.0001 per share of Celanese Corporation, a Delaware corporation (the "COMPANY"), as set forth in Schedule II hereto. The Selling Stockholders also propose to sell to the several Underwriters up to an aggregate of ___ shares of Series A Common
Stock, par value $.0001 per share (the "ADDITIONAL SHARES") of the Company, as set forth in Schedule II hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The outstanding shares of the Series A
Common Stock, par value $.0001 per share, of the Company, including the Shares, are hereinafter referred to as the "COMMON STOCK."

     The Company has filed with the Securities and Exchange Commission (the
"COMMISSION") a registration statement on Form S-1 (registration No.
333-127902), including a prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION
STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION
STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT"
shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon (A)
     information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you or counsel to the
     Underwriters expressly for use therein, (B) the BCP Selling Stockholders
     Information (as defined below) or (C) the BACI Information (as defined below).

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and each of its direct and indirect subsidiaries, taken together as a whole (a "MATERIAL ADVERSE
     EFFECT"), and the Company has the power and authority to execute, deliver and perform its obligations hereunder and under each agreement or instrument contemplated hereby to which it is or will be a party.

          (d) Each significant subsidiary (as such term is defined in Rule 405 under the Securities Act) of the Company has been duly incorporated or formed, as the case may be, is validly existing as a corporation, partnership, limited liability company or exempted company in good standing
     (or if applicable, in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United
     States) under the laws of the jurisdiction of its organization, has the corporate, limited liability company or partnership, as the case may be, power and authority to own its property and assets and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required, except to the extent that the failure to be so incorporated or formed, as the case may be, or existing, to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each significant subsidiary of the Company that are owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims except liens, encumbrances, equities or claims created pursuant to the floating rate term loan and the senior secured credit facilities described in the Prospectus or otherwise as described in the Prospectus.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock."

          (g) The shares of Common Stock currently outstanding (including the
     Shares) have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene
     (A) the certificate or articles of incorporation or by-laws of the Company,
     (B) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company, (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the case of clauses (B) and (C), such contraventions as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or
     Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (i) There has not occurred any material adverse change, or any development which would reasonably be likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this
     Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the
     Company or any of its subsidiaries is subject, other than proceedings described in the Registration Statement or the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect.

          (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the
     Investment Company Act of 1940, as amended.

          (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants
     ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (A) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as described in the Prospectus.

          (n) Except as described in the Prospectus, the Company is not obligated to take any action or incur any costs to comply with, and neither the Company nor any of its subsidiaries has any liabilities under, applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the
     Company or to require the Company to include such

     securities with the Shares registered pursuant to the Registration
     Statement.

          (p) Except as disclosed in the Prospectus, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for inventory is compared with existing inventories at reasonable intervals and appropriate action is taken with respect to any differences.

     2. Representations and Warranties of Each Selling Stockholder. Except with respect to Section 2(e) which will apply only to BCP Selling Stockholders and
Section 2(f) which will apply only to BACI, each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the
Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

          (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this
     Agreement will not contravene (A) the organizational documents of such
     Selling Stockholder, (B) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder, (C)
     any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling
     Stockholder, except such contraventions as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required for the performance by such Selling
     Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Such Selling Stockholder has, and on the Closing Date (as defined below) will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the
     "UCC") in respect of, the Shares to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement,

     and to sell, transfer and deliver the Shares to be sold by such Selling
     Stockholder or a security entitlement in respect of such Shares.

          (d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the
     Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such
     Shares in the name of Cede or such other nominee and the crediting of such
     Shares on the books of DTC to securities accounts of the Underwriters
     (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such
     Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several
     Underwriters on the records of DTC will have been made pursuant to the UCC.

          (e) BCP Selling Stockholders represent and warrant that the BCP
     Selling Stockholders Information contained in the Registration Statement, when it became effective, did not contain, and if the Registration
     Statement is amended or supplemented, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this paragraph are limited solely to BCP Selling Stockholders Information. The Underwriters and the
     BCP Selling Stockholders agree that "BCP SELLING STOCKHOLDERS INFORMATION"
     consists solely of the information with respect to the BCP Selling
     Stockholders under the caption "Principal and Selling Stockholders" in the
     Prospectus."

          (f) BACI represents and warrants that the BACI Information contained in the Registration Statement, when it became effective, did not contain, and if the Registration Statement is amended or supplemented, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this paragraph

     are limited solely to BACI Information. The Underwriters and BACI agree that "BACI INFORMATION" consists solely of the information with respect to
     BACI under the caption "Principal and Selling Stockholders" in the
     Prospectus."

     3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each
Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to its terms and conditions, agrees, severally and not jointly, to purchase from such Selling Stockholder at $____ a share (the
"PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such
Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this
Agreement, but subject to its terms and conditions, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters, and the
Underwriters shall have the right to purchase, severally and not jointly, the number of Additional Shares set forth in Schedule II hereto at the Purchase
Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Selling Stockholders and the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. If less than all Additional Shares are to be purchased, each Selling Stockholder shall sell the number of shares that bears the same proportion to the total number of
Additional Shares to be purchased by the Underwriters on such Option Closing
Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Selling Stockholder bears to the total number of Firm Shares. Each purchase date must be at least two (2) business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING
DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such
Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of
_______________ on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common
Stock or any securities convertible into or exercisable or exchangeable for
Common Stock; (ii) file or cause to be filed any registration statement with the
Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or
(iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common
Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of Shares to be sold hereunder, (B) issuances by the Company of shares of Common Stock (x)
upon conversion, redemption, exchange or otherwise pursuant to the terms of the
Company's Convertible Perpetual Preferred Stock or (y) upon the exercise of an option, warrant or a similar security or the conversion of a security outstanding on the date hereof and reflected in the Prospectus, (C) the grants by the Company of options or stock, or the issuance by the Company of stock, under its benefit plans described in the Prospectus, (D) sales and transfers permitted under the Celanese Americas Retirement Savings Plan, (E) the issuance by the Company of shares of Common Stock in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; provided that the recipient of such shares agrees in writing with the Underwriters in an agreement in the form substantially identical to Exhibit H hereto, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any such shares or options during such 90-day period without the prior written consent of ___ on behalf of the Underwriters, (F) transactions by any person other than the Company, relating to shares of Common Stock or other securities acquired in the open market or other transactions after the completion of this offering, or (G) the filing of a registration statement pursuant to the registration rights of any of the Selling Stockholders.

     4. Terms of Public Offering. The Company and each Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares on the terms set forth in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and each Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $___ a share under the Public Offering Price.

     5. Payment and Delivery. Payment for the Firm Shares shall be made to the
Selling Stockholders in Federal or other funds immediately available in

New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____, 2005, or at such other time on the same or such other date, not later than _____, 2005, as shall reasonably be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _____, 2005, as shall reasonably be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the
Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the
Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 P.M. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2)
          under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of

          the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the
     Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date a certificate(s) dated the Closing Date and signed by an authorized officer of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (d) The Underwriters shall have received on the Closing Date (i) an opinion of Simpson Thacher & Bartlett LLP, special outside counsel for the
     Company and the BCP Selling Stockholders, to the effect set forth in
     Exhibit A, (ii) an opinion of Walkers, special Cayman Islands counsel for the BCP Selling Stockholders, to the effect set forth in Exhibit B, (iii)
     an opinion of Curtis S. Shaw, Executive Vice President, General Counsel and
     Corporate Secretary of the Company, to the effect set forth in Exhibit C,
     (iv) an opinion of Kirkland & Ellis LLP, special outside counsel for BACI, to the effect set forth in Exhibit D and (v) an opinion of Maples and
     Calder, special Cayman Islands counsel for BACI to the effect set forth in
     Exhibit E, each dated the Closing Date.

          (e) The Underwriters shall have received on the Closing Date an opinion of Baker & McKenzie, special German counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit F.

          (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the
     Closing Date to the effect set forth in Exhibit G.

                                       10

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
     Wirtschaftsprufungsgesellschaft, independent registered public accountants and KPMG LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants'
     "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The "lock-up" agreements, each substantially in the form of
     Exhibit H hereto, between you and each of the Selling Stockholders, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing
Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional
Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish, upon request, to each of you, without charge, a copy of the signed Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration
     Statement (without exhibits thereto) and to furnish to you in New York
     City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the
     Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b)

                                       11

     under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters and counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the
     Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least 12 months ending _____, 2005 that satisfies the provisions of Section
     11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (except to the extent the Selling Stockholders are obligated to pay or cause to be paid any expenses described below), including:
(i) the fees, disbursements and expenses of the counsel to the Company and counsel(s) to the Selling Stockholders and the Company's accountants in connection with the registration and delivery of the Shares under the Securities
Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the
Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the
Underwriters

                                       12

(excluding any transfer or other taxes payable thereon, which shall be paid or caused to be paid by the Selling Stockholders), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or
Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National
Association of Securities Dealers, Inc., (v) the costs and expenses of the
Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution" and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the
Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities
Act from and against any and all losses, claims, damages and liabilities
(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission

                                       13

based upon (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you or counsel to the Underwriters expressly for use therein, (ii) BCP Selling Stockholders Information or (iii)
BACI Information.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration
     Statement and each person, if any, who controls the Company or any Selling
     Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or counsel to the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) Each BCP Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the
     Exchange Act, and each affiliate of any Underwriter within the meaning of
     Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the BCP Selling
     Stockholders Information included in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the BCP Selling Stockholders shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission with respect to the BCP Selling Stockholders Information to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The liability of each BCP Selling
     Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by such
     BCP Selling Stockholder under this Agreement.

          (d) BACI agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act, and
     each affiliate of any Underwriter within the meaning of Rule 405 under the
     Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the BACI Information included in the
     Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or

                                       14

     supplemented if BACI shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission with respect to
     BACI Information to state therein a material fact required to be stated
     therein or necessary to make the statements therein not misleading. The liability of BACI under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by
     BACI under this Agreement.

          (e) Pursuant to Section 3.2 of Amended and Restated Registration
     Rights Agreement, dated as of January 26, 2005, by and among the Company and the Selling Stockholders (the "REGISTRATION RIGHTS AGREEMENT"), each
     Selling Stockholder agrees to indemnify and hold harmless the Company and the Company Indemnified Parties (as such term is defined in the
     Registration Rights Agreement) as set forth in Article III of the
     Registration Rights Agreement. The Company and each of the Selling
     Stockholders acknowledge and agree that the Company has agreed to indemnify and hold harmless the Selling Stockholders and their Related Persons (as such term is defined in the Registration Rights Agreement) as set forth in
     Article III of the Registration Rights Agreement.

          (f) In case any proceeding (including any governmental investigation)
     shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d) such person (the
     "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all
     Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the
     Exchange Act or who are affiliates of any Underwriter within the meaning of
     Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such
     Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

                                       15

     Selling Stockholders and all persons, if any, who control any Selling
     Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by
     _______. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling
     Stockholders, such firm shall be designated in writing by the Selling
     Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (g) To the extent the indemnification provided for in Section 9(a),
     9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(g)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(g)(i) above but also the relative fault of the Company and the
     Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the
     Underwriters, in each case as set forth in the table on the cover of the
     Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or
                                       16

     the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the
     Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of
     Shares they have purchased hereunder, and not joint. The liability of each
     Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by such Selling Stockholder under this Agreement.

          (h) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
     Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such
     Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (i) The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the
     Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder, any person controlling any
     Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case

                                       17

may be, the New York Stock Exchange or the Nasdaq National Market, (ii) trading of the Common Stock shall have been suspended on the New York Stock Exchange,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York
State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the
Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of
Firm Shares set forth opposite the names of all such non-defaulting
Underwriters, or in such other proportions as you may specify, to purchase the
Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of
Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm
Shares to be purchased on such date, and arrangements satisfactory to you, the
Selling Stockholders and the Company for the purchase of such Firm Shares are not made within 72 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Selling
Stockholders or the Company. In any such case either you, the Selling
Stockholder or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any
Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation
                                       18

hereunder to purchase the Additional Shares to be sold on such Option Closing
Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such
Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any of the
Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the
Selling Stockholders shall be unable to perform its obligations under this
Agreement, the Company, in the case of any failure, refusal or inability to perform on the part of the Company, or such Selling Stockholder(s), in the case of any failure, refusal or inability to perform on the part of such Selling
Stockholder(s), will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel)
reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     15. No Effect on Other Agreements. The provisions of this Agreement shall not supersede, amend, terminate or otherwise affect any agreement among the
Company and the Selling Stockholders.

     16. No Fiduciary Duty. Each of the Company and Selling Stockholders
acknowledges that in connection with the offering of the Shares: (i) the
Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholders or any other person, (ii) the
Underwriters owe the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholders.
Each of the Company and the Selling Stockholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

     17. Notices. All communications under this Agreement shall be in writing and effective only on receipt, and, if sent to the Underwriters, shall be mailed, delivered or telefaxed to ___, with a copy to Davis Polk & Wardwell, 450
Lexington Avenue, New York, NY 10017, fax no. (212) 450-3800, attention: Richard
D. Truesdell, Jr.; if sent to the Company, shall be mailed, delivered or telefaxed to Celanese Corporation, 1601 W. LBJ Freeway, Dallas, Texas 75234,
attention: General Counsel, with a copy to Simpson, Thacher & Bartlett LLP, 425
Lexington Avenue, New York, NY 10017, fax no. (212) 455-2502, attention: Edward
P. Tolley III.; or if sent to the Selling Stockholders, shall be mailed, delivered or telefaxed to Blackstone Capital Partners (Cayman) Ltd. 1,
Blackstone Capital Partners (Cayman) Ltd. 2 or Blackstone Capital Partners
(Cayman) Ltd. 3, as the case may be, c/o Walkers, P.O. Box 265 GT. George Town,
Grand

                                       19

Cayman, attention: ______ , with a copy to Simpson, Thacher & Bartlett LLP, 425
Lexington Avenue, New York, NY 10017, fax no. (212) 455-2502, attention: Edward
P. Tolley III or to BA Capital Investors Sidecar Fund, L.P., North Tryon Street,
Floor 25, Bank of America Corporate Center, Charlotte, NC 28255, attention: ___.

                            [Signature pages follow]

                                       20

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement in the space provided below.

                                     Very truly yours,

                                     CELANESE CORPORATION

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 1

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 2

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 3

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BA CAPITAL INVESTORS SIDECAR FUND, L.P.

                                     By: BA Capital Management Sidecar, L.P.,
                                     its General Partner

                                     By: BACM I Sidecar GP Limited, its General
                                     Partner

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

        Accepted as of the date hereof

        [Name of Underwriter]

        Acting severally on behalf of themselves
        and the several Underwriters named
        in Schedule I hereto.

        By: [Name of Underwriter]

        By:
            ---------------------------------------
            Name:
            Title:

        By:[Name of Underwriter]

        By:
            ---------------------------------------
            Name:
            Title:

                                                                      SCHEDULE I

                                                     NUMBER OF FIRM SHARES
                     UNDERWRITER                        TO BE PURCHASED
----------------------------------------------  ------------------------------

..............................................
         Total:..............................
                                                ==============================

                                                                     SCHEDULE II

                                                                   NUMBER OF
                                                NUMBER OF FIRM    ADDITIONAL
                    SELLING STOCKHOLDER             SHARES          SHARES
----------------------------------------------  --------------  --------------

Blackstone Capital Partners (Cayman) Ltd. 1...

Blackstone Capital Partners (Cayman) Ltd. 2...

Blackstone Capital Partners (Cayman) Ltd. 3...

BA Capital Investors Sidecar Fund, L.P. ......
         Total:...............................
                                                ==============  ==============

                                                                       EXHIBIT A

               [FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP]

                                                                       EXHIBIT B

                          [FORM OF OPINION OF WALKERS]

                                                                       EXHIBIT C

         (FORM OF OPINION OF EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                    AND CORPORATE SECRETARY OF THE COMPANY]

                                                                       EXHIBIT D

                    [FORM OF OPINION OF KIRKLAND & ELLIS LLP]

                                                                       EXHIBIT E
                     [FORM OF OPINION OF MAPLES AND CALDER]

                                                                       EXHIBIT F

                      [FORM OF OPINION OF BAKER & MCKENZIE]

                                                                       EXHIBIT G

                   [FORM OF OPINION OF DAVIS POLK & WARDWELL]

                                                                       EXHIBIT H

                            FORM OF LOCK-UP AGREEMENT

                                                                 ________ , 2005

[Name & address of Underwriter]

Dear Sirs and Mesdames:

     The undersigned understands that ___ proposes to enter into an Underwriting
Agreement (the "Underwriting Agreement") with Celanese Corporation, a Delaware corporation (the "Company" and certain stockholders of the Company (the "Selling
Stockholders"), providing for the public offering (the "Public Offering") by the several Underwriters, including ____ (the "Underwriters"), of shares (the
"Common Shares") of the Series A Common Stock, par value $.0001 per share of the
Company (the "Common Stock") to be sold by the Selling Stockholders identified in the Underwriting Agreement.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of ______ on behalf of the
Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public
Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) distributions of shares of Common
Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Stockholders, provided that the recipients of such
Common Stock agree to be bound by the restrictions described in this Lock-Up
Agreement for the remainder of the 90-day period, (B) transfers of shares of
Common Stock by directors and executive officers of the Company (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iv) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; provided that the recipients of such Common Stock agrees to be bound by the restrictions described in this
Lock-Up Agreement for the remainder of the 90-day period, (C) transfers by executive officers to the Company upon death or disability or termination of employment in accordance with the terms of the employee stockholders agreements entered into prior to the date of the Underwriting Agreement or (D) transactions by any person other than the Company relating to shares of Common Stock acquired in open market transactions after the completion of this offering. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of _____ on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common
Stock or any security convertible into or exercisable or exchangeable for Common
Stock; provided that, if the undersigned is a party to the Amended and Restated
Registration Rights Agreement, dated as of January 26, 2005, by and among
Blackstone Capital Partners (Cayman) Ltd. 1 et al., the undersigned may issue to the Company a notice of demand pursuant thereto so long as no registration statement is filed during such 90-day period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common
Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the
Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                Very truly yours,